Collection Period Start		1-Feb-05	Distribution Date	15-Mar-05
Collection Period End		28-Feb-05	30/360 Days	30
Beg. of Interest Period		15-Feb-05	Actual/360 Days	28
End of Interest Period		15-Mar-05

SUMMARY
	Coupon Rate	Initial Balance	Beginning Balance	Ending Balance	Pool Factor
Total Portfolio		1,680,098,819.60	1,528,048,385.51	1,495,757,334.68	0.8902794
Total Securities		1,680,098,819.60	1,528,048,385.51	1,495,757,334.68	0.8902794
Class A-1 Notes	2.105630%	265,000,000.00	112,949,565.91	80,658,515.08	0.3043718
Class A-2 Notes	2.550000%	260,000,000.00	260,000,000.00	260,000,000.00	1.0000000
Class A-3 Notes	2.900000%	357,000,000.00	357,000,000.00	357,000,000.00	1.0000000
Class A-4a Notes	2.660000%	488,000,000.00	488,000,000.00	488,000,000.00	1.0000000
Class A-4b Notes	3.180000%	100,000,000.00	100,000,000.00	100,000,000.00	1.0000000
Certificates	0.000000%	210,098,819.60	210,098,819.60	210,098,819.60	1.0000000

	Principal Payment Due	Interest Payment	Principal per $1000 Face Amount	Interest per $1000 Face Amount
Class A-1 Notes	32,291,050.83	184,978.88	121.8530220	0.6980335
Class A-2 Notes	0.00	552,500.00	0.0000000	2.1250000
Class A-3 Notes	0.00	862,750.00	0.0000000	2.4166667
Class A-4a Notes	0.00	1,009,617.78	0.0000000	2.0688889
Class A-4b	0.00	265,000.00	0.0000000	2.6500000
Certificates	0.00	0.00	0.0000000	0.0000000
Total Securities	32,291,050.83	2,874,846.66

I. COLLECTIONS

Lease Payments: ( Lease SUBI)
Monthly Principal	18,982,256.38
Monthly Interest	5,843,043.53
Total Monthly Payments	24,825,299.91

Interest Rate Cap Payments	0.00

Advances:
Aggregate Monthly Payment Advances	1,892,942.33
Aggregate Sales Proceeds Advance	1,527,299.94
Total Advances	3,420,242.27

Vehicle Disposition Proceeds:
Reallocation Payments	2,401,018.98
Repurchase Payments	43,278.72
Net Auction Proceeds	0.00
Recoveries	0.00
Net Liquidation Proceeds	6,703,474.33
Excess Wear and Tear and Excess Mileage	14,035.51
Remaining Payoffs	0.00
Net Insurance Proceeds	1,101,139.72
Residual Value Surplus	8,430.54
Total Collections	38,516,919.98

II. COLLATERAL POOL BALANCE DATA
	Number	Book Amount	Discount Rate	Securitization Value
Pool Balance - Beginning of Period	69,020	1,563,311,932.50	4.50000%	1,528,048,385.51
Total Depreciation Received		(20,529,564.78)		(20,866,757.78)
Principal Amount of Gross Losses	(125)	(3,104,759.05)		(3,108,582.25)
Repurchase / Reallocation	(3)	(46,257.25)		(43,278.72)
Early Terminations	(9)	(167,860.09)		(160,432.68)
Scheduled Terminations	(347)	(8,072,579.41)		(8,111,999.40)
Pool Balance - End of Period	68,536	1,531,390,911.92	4.50000%	1,495,757,334.68

III. DISTRIBUTIONS

Total Collections		38,648,375.82
Reserve Amounts Available for Distribution		0.00
Total Available for Distribution		38,648,375.82

1. Amounts due Indenture Trustee as Compensation or Indemnity		0.00
2. Reimbursement of Payment Advance		1,119,344.33
3. Reimbursement of Sales Proceeds Advance		1,089,760.35
4. Servicing Fee:
Servicing Fee Due		1,273,373.65
Servicing Fee Paid		1,273,373.65
Servicing Fee Shortfall		0.00
Total Trustee, Advances and Servicing Fee Paid		3,482,478.33

5. Interest:
Class A-1 Notes Monthly Interest
Class A-1 Notes Interest Carryover Shortfall		0.00
Class A-1 Notes Interest on Interest Carryover Shortfall		0.00
Class A-1 Notes Monthly Available Interest Distribution Amount		184,978.88

Class A-1 Notes Monthly Interest Paid		184,978.88
Chg in Class A-1 Notes Int. Carryover Shortfall		0.00

Class A-2 Notes Monthly Interest
Class A-2 Notes Interest Carryover Shortfall		0.00
Class A-2 Notes Interest on Interest Carryover Shortfall		0.00
Class A-2 Notes Monthly Available Interest Distribution Amount		552,500.00

Class A-2 Notes Monthly Interest Paid		552,500.00
Chg in Class A-2 Notes Int. Carryover Shortfall		0.00

Class A-3 Notes Monthly Interest
Class A-3 Notes Interest Carryover Shortfall		0.00
Class A-3 Notes Interest on Interest Carryover Shortfall		0.00
Class A-3 Notes Monthly Available Interest Distribution Amount		862,750.00

Class A-3 Notes Monthly Interest Paid		862,750.00
Chg in Class A-3a Notes Int. Carryover Shortfall		0.00

Class A-4 Monthly Interest
Class A-4a Notes Interest Carryover Shortfall		0.00
Class A-4a Notes Interest on Interest Carryover Shortfall		0.00
Class A-4a Notes Monthly Available Interest Distribution Amount		1,009,617.78

Class A-4a Notes Monthly Interest Paid		1,009,617.78
Chg in Class A-4a Notes Int. Carryover Shortfall		0.00

Class A-4b Notes Interest Carryover Shortfall		0.00
Class A-4b Notes Interest on Interest Carryover Shortfall		0.00
Class A-4b Notes Monthly Available Interest Distribution Amount		265,000.00

Class A-4b Notes Monthly Interest Paid		265,000.00
Chg in Class A-4b Notes Int. Carryover Shortfall		0.00

Certificate Monthly Interest
Certificate Interest Carryover Shortfall		0.00
Certificate Interest on Interest Carryover Shortfall		0.00
Certificate Monthly Available Interest Distribution Amount		0.00

Certificate Monthly Interest Paid		0.00
Chg in Certificate Int. Carryover Shortfall		0.00

Total Note and Certificate Monthly Interest
Total Note and Certificate Monthly Interest Due		2,874,846.66
Total Note and Certificate Monthly Interest Paid		2,874,846.66
Total Note and Certificate Interest Carryover Shortfall		0.00
Chg in Total Note and Certificate Int. Carryover Shortfall		0.00

Total Available for Principal Distribution		32,291,050.83

6. Total Monthly Principal Paid on the Notes
Total Monthly Principal Paid on the Class A Notes		32,291,050.83

Total Class A Noteholders' Principal Carryover Shortfall		0.00
Total Class A Noteholders' Principal Distributable Amount		32,291,050.83
Chg in Total Class A Noteholders' Principal Carryover Shortfall		0.00

7. Total Monthly Principal Paid on the Certificates		0.00

Total Certificateholders' Principal Carryover Shortfall		0.00
Total Certificateholders' Principal Distributable Amount		0.00
Chg in Total Certificateholders' Principal Carryover Shortfall		0.00

Remaining Available Collections		0.00

IV. RESERVE ACCOUNT

Initial Reserve Account Amount		25,201,482.29
Required Reserve Account Amount		50,402,964.59
Beginning Reserve Account Balance		39,490,944.75
Reinvestment Income for the Period		132,583.72
Reserve Fund Available for Distribution		39,623,528.47
Reserve Fund Draw Amount		131,455.84
Deposit of Remaining Available Collections		0.00
Gross Reserve Account Balance		39,492,072.63
Remaining Available Collections Released to Seller		0.00
Ending Reserve Account Balance		39,492,072.63

V. POOL STATISTICS

Weighted Average Remaining Maturity		26.81
Monthly Prepayment Speed		72.000%
Lifetime Prepayment Speed		67.000%

	$	units
Recoveries of Defaulted and Casualty Receivables	2,114,994.77
Securitization Value of Defaulted Receivables and Casualty Receivables	3,108,582.25	125
Aggregate Defaulted and Casualty Gain (Loss)	(993,587.48)
Pool Balance at Beginning of Collection Period	1,528,048,385.51
Net Loss Ratio	-0.0650%

Cumulative Net Losses for all Periods	0.2949%	4,953,903.20

Delinquent Receivables:	Amount	Number
31-60 Days Delinquent	15,611,264.17	667
61-90 Days Delinquent	3,828,950.34	155
91-120+ Days Delinquent	1,254,910.42	48
Total Delinquent Receivables:	20,695,124.93	870
60+ Days Delinquencies as Percentage of Receivables	0.33%

Aggregate Sales Performance of Auctioned Vehicles	$	units
Sales Proceeds	1,386,052.12	81
Securitization Value	1,656,503.88
Aggregate Residual Gain (Loss)	(270,451.76)

Cumulative Sales Performance of Auctioned Vehicles	$	units
Cumulative Sales Proceeds	4,286,648.16	243
Cumulative Securitization Value	5,146,817.00
Cumulative Residual Gain (Loss)	(860,168.84)

VI. Reconciliation of Advances	.

Beginning Balance of Residual Advance		2,028,039.49
Reimbursement of Outstanding Advance		1,089,760.35
Additional Advances for current period		1,527,299.94
Ending Balance of Residual Advance		2,465,579.08

Beginning Balance of Payment Advance		3,012,394.42
Reimbursement of Outstanding Payment Advance		1,119,344.33
Additional Payment Advances for current period		1,892,942.33
Ending Balance of Payment Advance		3,785,992.42